Exhibit 5.1

[Letterhead of Thompson & Knight LLP]

May 12, 2005

Petrohawk Energy Corporation
1100 Louisiana, Suite 4400
Houston, Texas 77002

Gentlemen:

     We have acted as counsel to Petrohawk Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $250,000,000 aggregate amount of (i) unsecured senior debt securities (the “Senior Debt Securities”) and unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, (ii) common stock, par value $0.001 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (v) warrants of the Company to purchase Debt Securities, Common Stock, or Preferred Stock (the “Warrants” and, together with the Debt Securities, Common Stock, Preferred Stock, and Warrants, the “Securities”), each on terms to be determined at the time of each offering. The Senior Debt Securities are to be issued pursuant to an indenture (the “Senior Indenture”) between the Company and a trustee to be named therein. The Subordinated Debt Securities are to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named therein.

     In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, (i) a form of the Senior Indenture, filed as Exhibit 4.12 to the Registration Statement, to be entered into by the Company and a trustee to be named therein, (ii) a form of the Subordinated Indenture, filed as Exhibit 4.13 to the Registration Statement, to be entered into by the Company and trustee to be named therein and (iii) such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

     Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, we are of the opinion that:

1.	With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, (iv) the Supplemental Indenture has been duly executed and delivered, and (v) applicable provisions of the “blue sky” laws have been complied with, the Debt Securities (including any Debt Securities duly issued (a) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (b) upon the exercise of any Warrants exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

2.	With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (ii) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such Common Stock (including any shares of Common Stock issued (a) upon exercise of any Warrants for Common Stock, (b) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock, or (c) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will have been duly authorized, validly issued, fully paid and non-assessable.

3.	With respect to shares of any series of Preferred Stock, when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Delaware Secretary of State, prior to the issuance of such shares of Preferred Stock, a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock, and (iii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

4.	With respect to the Warrants, when (i) a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Securities (a) the Company validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (b) the Company has the necessary corporate power and due authorization, as applicable, and (c) the organizational or charter documents of each of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

     We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the 1933 Act.

Respectfully submitted,
/s/ Thompson & Knight LLP

THOMPSON & KNIGHT LLP